POWER SPECTRA, INC.

                            1991 DIRECTOR STOCK PLAN

              (as amended by the Board of Directors April 24, 1997,
               and approved by the Shareholders on July 25, 1997)


1.       PURPOSE OF THE PLAN.

         The purpose of the Plan is to provide incentive compensation to eligible members of the Board of Directors of Power Spectra, Inc. (the
"Company") in order to attract and retain the services of highly qualified directors and to give such directors a proprietary interest in the success of the Company's business by granting them shares of the Company's Common Stock.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         (a) "Board" shall mean the Committee (as defined below) or the Board of Directors of the Company if no Committee is then designated.

         (b) "Business Day" shall mean any day other than Saturday, Sunday or a federal holiday.

         (c) "Committee" shall have the meaning as specified in Section 4(a) of the Plan.

         (d) "Common Stock" shall mean the common stock of the Company.

         (e) "Company" shall mean Power Spectra, Inc., a California corporation.

         (f) "Date of Grant" shall mean, with respect to any calendar quarter, the last day of such calendar quarter.

         (g) "Effective Date of the Plan" shall mean the date the Plan is approved by the Company's shareholders in accordance with Section 8 hereof.

         (h) "Eligible Director" shall mean any director of the Company who is not an employee or full time consultant of the Company or a Subsidiary.

         (i) "Plan" shall mean this 1991 Director Stock Plan.

         (j) "Share" shall mean a share of Common Stock reserved for grant or granted under the Plan.



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         (k) "Subsidiary" shall mean a corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.       STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 780,000 shares of Common Stock, which may be authorized but unissued or reacquired Common Stock.

4.       ADMINISTRATION OF THE PLAN.

         (a) Procedure. The Plan shall be administered by the Board of Directors of the Company. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. Members of the Board who are eligible to participate in the Plan may vote on any matters affecting the administration of the Plan.

         (b) Powers of the Board: Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to interpret the Plan;
(ii) to prescribe, amend and rescind rules and regulations relating to the Plan;
(iii) to determine eligibility to participate in the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the Plan; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on Eligible Directors who have acquired Shares under the Plan, or as to whom the issuance of Shares under the Plan has been authorized.

5.       ELIGIBILITY.

         Shares may be issued only to Eligible Directors. The Plan shall not limit the authority of the shareholders of the Company to elect directors in accordance with applicable law and shall not confer any rights on participating directors with respect to nomination by the Company for reelection or continued representation on the Board.



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6.       PROCEDURE FOR STOCK GRANTS.

         (a)  All   grants  of  Shares   hereunder   shall  be   automatic   and
non-discretionary and shall be made strictly in accordance with the provisions hereof.

         (b) No person shall have any discretion to select which Eligible Directors shall be granted Shares or to determine the number of Shares to be granted to Eligible Directors.

         (c) In consideration for services rendered to the Company during the preceding quarter, each member of the Board of Directors who is an Eligible Director on any Date of Grant shall automatically be granted Shares on such Date of Grant. The number of Shares granted to each Eligible Director hereunder on each such Date of Grant shall be equal to $3,125 divided by the fair market value of one share of the Company's Common Stock determined as of such Date of Grant; provided, however, that for Eligible Directors who were not directors for the full quarter, the number of shares automatically granted pursuant hereto shall be calculated as follows: (i) $3,125 times (ii) a fraction, the numerator of which shall be the number of days which have elapsed between the date such director first became a director and the Date of Grant, and the denominator of which shall be 90, which product shall be divided by (iii) the fair market value of one share of the Company's Common Stock on such Date of Grant; and provided, further, that if any director ceases to be an Eligible Director at any time, the Company shall, within 90 days of the date he or she ceases to be an Eligible Director, issue to such person that number of shares as is determined by multiplying $3,125 by a fraction, the numerator of which is the number of days from the last Date of Grant until the date such person ceases to be an Eligible Director and the denominator of which is 90, which product shall be divided by the fair market value of one share of the Company's Common Stock on the last day of the calendar quarter in which such person ceased to be an Eligible Director.

         (d) The fair market value of the Common Stock shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share as of a particular date shall be the closing bid price of the Common Stock in the over-the-counter market on such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities
Dealers Automated Quotation ("NASDAQ") System or by the National Quotations Bureau) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share as of a particular date shall be the closing price on such system or exchange on such date, as reported in The Wall Street Journal; provided that if the date in question is not a Business Day, the fair market value shall be determined as of the last Business Day immediately prior to such date.

         (e) Notwithstanding the provisions of subsection (c) hereof, in the event that a grant would cause the number of Shares granted to exceed the number of Shares reserved for issuance hereunder, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Eligible Directors on such Date of Grant. Any further grants shall then be deferred until such time, if any, as additional Shares become


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available  for  grant  under the Plan  through  action  of the  shareholders  to increase the number of Shares which may be issued under the Plan.

         (f) The Shares granted to each Eligible Director shall be fully vested on the Date of Grant.

         (g) On the first Date of Grant following the Effective Date of the Plan, each Eligible Director shall be granted Shares (in addition to the Shares to be granted pursuant to Section 6(c) above) in an amount equal to (i) $12,500 multiplied by a fraction, (A) the numerator of which is the number of days from the most recent anniversary of the date such Eligible Director became a director (or, in the case of an Eligible Director who has been a director for less than one year, the date such Eligible Director became a director) to the first day of the calendar quarter in which such Date of Grant occurs and (B) the denominator of which is 365, (ii) divided by the fair market value per Share as of such Date of Grant.

7.       TERM OF PLAN.

         The Plan shall become effective upon adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect for a term of ten (10) years from such date unless sooner terminated under Section 10 of the Plan.

8.       SHAREHOLDER APPROVAL.

         The Plan shall be approved either (i) by the affirmative vote of the holders of a majority of the Company's securities present or represented and entitled to vote at a meeting duly held in accordance with applicable state law or (ii) by the written consent of the holders of a majority of the Company's securities entitled to vote. Such approval shall be solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         Subject to any required action by shareholders of the Company, the number of shares of Common Stock reserved for issuance under the Plan shall be proportionately adjusted if any recapitalization, reclassification, stock dividend, stock split or combination of shares of Common Stock is effected. In the event of the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation whereby the shareholders of the Company own less than 50% of the equity securities of the surviving corporation, each Eligible Director shall receive immediately prior to the consummation of such action the number of shares proportionately adjusted to reflect the days served by the Eligible Director since the commencement of the calendar quarter in which the consummation of such action occurs or, if such person was not an Eligible Director on the first day of such calendar quarter, then since the date such Eligible Director became an Eligible Director, and the date on which the fair market value of the Company's Common Stock


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is determined shall be the first day of such calendar quarter or, in the case of an Eligible Director who was not an Eligible Director on the first day of such calendar quarter, then the date on which such Eligible Director became an Eligible Director.

10.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a)      Amendment and Termination.

                  The Board may amend, suspend, or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that shareholder approval shall be required for any amendment to the Plan which would: (i) materially increase the benefits to participants under the Plan; (ii) materially increase the number of Shares issuable under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan and provided further, however, that provisions of the Plan setting forth the amount and price of the Shares to be issued hereunder, the class of persons eligible to be granted Shares hereunder and the timing of such grants shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, if applicable, or the rules and regulations promulgated thereunder.

         (b)      Effect of Amendment or Termination.

                  Any such amendment or termination of the Plan shall not affect Shares already issued.

11.      COMPLIANCE WITH LAWS AND REGULATIONS.

         Shares shall not be issued under this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including without limitation the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange upon which Shares may then be listed.

12.      RESERVATION OF SHARES.

         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as is reserved for the Plan pursuant to
Section 3 hereof.

13.      GOVERNING LAW.

         The Plan shall be governed by the laws of the State of California.




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